Exhibit 99.1
For Immediate Release

Contacts:	Steve Gaut, Public Relations
404-828-8787
Scott Childress, Investor Relations
404-828-7957
UPS ANNOUNCES FIRST QUARTER EARNINGS

Transformation Improves Efficiency and Revenue Quality

•	1Q19 EPS of $1.28; 1Q19 Adjusted^ EPS of $1.39

•	Weather Lowered U.S. Profit by about $80M or $0.07 EPS

•	U.S. Daily Air Volume Rose Nearly 8%; Growth Across All Products

•	U.S. Revenue Yields Up, Led by Ground Products

•	Supply Chain and Freight Operating Profit Up Nearly 18%; Adjusted Operating Profit Increased More Than 24%

•	International Operating Margin of 15.3%; Adjusted Operating Margin of 17.7%

•	Cash from Operations of $2.3B; Free Cash Flow about $760M

•	UPS reaffirms adjusted diluted EPS in the range of $7.45 to $7.75

ATLANTA - April 25, 2019 - UPS (NYSE:UPS) today announced first-quarter 2019 earnings strengthened by higher-quality revenue and benefits from investments in its global network. First-quarter adjusted results exclude a pre-tax charge of $123 million, or $0.11 per share after tax, due to Transformation-related charges. These projects will create efficiencies across the enterprise and produce higher-quality revenue growth.

“The first quarter marked a good start to the year, as we executed against our strategy and generated solid performance across our business,” said David Abney, UPS chairman and CEO. “Our Transformation initiatives are enhancing revenue quality and creating network efficiencies that will increase our long-term earnings power. We are on a path to take advantage of growth opportunities and enhance our future performance.”

Consolidated Results	1Q 2019*	Adjusted 1Q 2019*	1Q 2018
Revenue	$17,160 M		$17,113 M
Net Income	$1,111 M	$1,204 M	$1,345 M
Diluted Earnings Per Share	$1.28	$1.39	$1.55

*2019 reflects one less operating day

For the total company in 1Q 2019:

•	Consolidated revenue increased to $17.2 billion, driven by gains in average daily volume and higher-quality revenue.

•	Results reflect the impact of severe winter weather in the U.S.

•	Additionally, there was one less operating day in the quarter than a year ago, and an impact of Easter moving to mid-April.

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^ “Adjusted” and “as adjusted” amounts presented in this release are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics, including a reconciliation to the most closely correlated GAAP measure.

•	Capital expenditures were $1.5 billion to support network enhancements.

•	UPS continued to reward shareowners with strong dividend yields, paying dividends of $867 million, an increase of 5.5% per share over the prior-year period.

•	The company repurchased 2.4 million shares for approximately $250 million.

U.S. Domestic Segment

U.S. Domestic continued a positive trend, increasing business-to-business volume once again this quarter. Additionally, investments in new automated hubs contributed to improvements in operational measures including productivity gains and slower growth in unit costs.

“We are bending the cost curve in our U.S. Domestic segment as highly automated hubs come online, producing improved productivity benefits,” said Abney. “These improvements contributed to the segment’s performance in the quarter and will continue to gain momentum going forward.”

	1Q 2019*	Adjusted 1Q 2019*	1Q 2018
Revenue	$10,480 M		$10,227 M
Operating profit	$666 M	$694 M	$756 M

*2019 reflects one less operating day

For the U.S. Domestic segment in 1Q 2019:

•	Revenue increased $253 million or 2.5% over 1Q 2018, with healthy growth in commercial Ground.

•	Growth in Ground revenue per piece was strong at 2.9% led by gains from healthcare, manufacturing and e-commerce.

•	Average daily volume for air products grew nearly 8%, driven by high demand for faster delivery options.

•	Adjusted operating profit excludes Transformation-related charges of $28 million as we streamline and standardize our processes.

•	Domestic operating profit includes a drag of about $80 million due to severe winter weather during all months of the quarter.

International Segment

The International segment reported record first-quarter operating profit, reflecting the strength and flexibility of the company’s global network and its ability to execute in a changing global trade environment. Operating margin was 15.3% and 17.7% on an adjusted basis. The adjusted margin expanded 90 basis points+ over the prior period.

	1Q 2019	Adjusted 1Q 2019	1Q 2018
Revenue	$3,459 M		$3,533 M
Operating profit	$528 M	$612 M	$594 M

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+One basis point equals one-hundredth of a percentage point.

For the International segment in 1Q 2019:

•	Revenue per piece was lower by 1.2%; when adjusting for currency, it increased by 2.3%, led by a 3.9% gain in domestic products.

•	Operating profit was $528 million; on an adjusted basis, the segment produced $612 million in profit.

•	Disciplined yield management, coupled with growth from middle market B2B customers, contributed to gains in revenue quality.

•
High growth in export average daily volume in the prior-year period created tough comparisons. On a two-year stack basis, International exports achieved volume growth of nearly 12%, led by Europe and the Americas.

•	Adjusted operating profit excludes Transformation-related charges of $84 million for global realignment of systems and resources.

Supply Chain and Freight Segment

Supply Chain and Freight produced strong profit growth in the quarter. The segment also expanded operating margins, driven by disciplined cost-management initiatives and the flexibility of the network to adapt to changing market conditions.

“Supply Chain and Freight generated excellent operating profit this quarter, with strong contributions from Coyote and the rest of our Forwarding unit,” said Abney. “We continue to execute our asset-light strategies, while providing our customers with the high-quality service they expect.”

	1Q 2019	Adjusted 1Q 2019	1Q 2018
Revenue	$3,221 M		$3,353 M
Operating profit	$200 M	$211 M	$170 M

For the Supply Chain and Freight segment in 1Q 2019:

•	The segment generated strong growth in operating profit of $200 million and adjusted operating profit of $211 million, a more than 24% increase over the first quarter of 2018.

•	Cost management actions helped balance market changes to volume and revenue, and enabled profit momentum, most notably in Coyote.

•
International Air and Ocean Freight made significant contributions to operating profit growth as a result of greater alignment with small and medium-sized customers. UPS Freight increased revenue per LTL (less-than-truckload) hundredweight by 5.4% through revenue-quality initiatives and growth in the middle-market segment.

•	Adjusted operating profit excludes Transformation-related charges of $11 million to optimize back-office support.

Outlook

The company provides guidance on an adjusted (non-GAAP) basis because it is not possible to predict or provide a reconciliation reflecting the impact of future pension mark-to-market adjustments or other unanticipated events, which would be included in reported (GAAP) results and could be material.

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“Transformation is creating a firm foundation for performance well into the future,” said Richard Peretz, UPS’s chief financial officer. “Our strategies and initiatives are driving additional network efficiency and flexibility, and we remain confident in achieving our targets for the year.”

•	The company reaffirms adjusted diluted EPS will be in the range of $7.45 to $7.75.

•	Adjusted free cash flow for the year is projected to be between $3.5 and $4 billion with potential additional upside from the working capital initiatives.

•	The effective tax rate for 2019 is estimated to be between 23% and 24%.

•	In the second quarter, we will open about 30% of our planned 2019 capacity; no facilities were opened during the same period last year. Thus onboarding costs will weigh on the second-quarter results.

•	Overall operating profit in the second quarter is expected to grow. Adjusted EPS is anticipated to be relatively flat to last year driven by planned pension financing costs.

•
Third-quarter adjusted EPS is expected to benefit from numerous items including one additional operating day and year-over-year International benefits from 2018 commodities headwinds that should not repeat.

•	Transformation-related charges and pension MTM are not included in the adjusted guidance.

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Conference Call Information

UPS CEO David Abney and CFO Richard Peretz will discuss first-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, April 25, 2019. That call will be open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Financials” and as filed with the SEC as an exhibit to our Current Report on Form 8-K.

About UPS

UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including transporting packages and freight; facilitating international trade, and deploying advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. UPS was awarded America’s Best Customer Service company for Shipping and Delivery services by Newsweek magazine; Forbes Most Valuable Brand in Transportation; and top rankings on the JUST 100 list for social responsibility, the Dow Jones Sustainability World Index, and the Harris Poll Reputation Quotient, among other prestigious rankings and awards. The company can be found on the web at ups.com or pressroom.ups.com and its corporate blog can be found at longitudes.ups.com. The company’s sustainability eNewsletter, UPS Horizons, can be found at ups.com/sustainabilitynewsletter. To get UPS news direct, follow @UPS_News on Twitter.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic direction, prospects and future results, involve certain risks and uncertainties.

Certain factors may cause actual results to differ materially from those contemplated by the forward-looking statements, including changes in economic and other conditions in the markets in which we operate, governmental regulations (including tax laws and regulations), our competitive environment, and the facts or assumptions underlying our health and pension benefit funding obligations, the results of negotiation and ratification of labor contracts, the impact of any strikes, work stoppages or slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

Reconciliation of GAAP and non-GAAP Financial Measures

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, other income (expense), pre-tax income, net income and earnings per share. Additionally, we periodically disclose free cash flow, free cash flow excluding discretionary pension contributions, and capital expenditures excluding principal repayments of capital lease obligations. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.”

We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include but are not limited to: amounts related to mark-to-market gains or losses (non-cash); settlement of contingencies; gains or losses associated with mergers, acquisitions, divestitures and other structural changes; charges related to restructuring programs such as the implementation of our Transformation strategy; asset impairments (non-cash); amounts related to changes in tax regulations or positions; amounts related to changes in foreign currency exchange rates and the impact of any hedging activities; other pension and postretirement related items; and debt modifications.

We believe that these non-GAAP measures provide additional meaningful information to assist users of our financial statements in understanding our financial results, cash flows and assessing our ongoing performance because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions. We also use certain of these measures for the determination of incentive compensation awards.

Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

Costs Related to Restructuring Programs; Transformation Strategy Costs

We supplement the presentation of our operating profit, operating margin, pre-tax income, net income and earnings per share with similar non-GAAP measures that exclude the impact of costs related to restructuring programs, including Transformation strategy costs. We believe this adjusted information provides a useful comparison of year-to-year financial performance without considering the short-term impact of restructuring costs. We evaluate our performance on this adjusted basis.

Impact of Changes in Foreign Currency Exchange Rates and Hedging Activities

We supplement the reporting of our revenue, revenue per piece and operating profit with non-GAAP measures that exclude the period-over-period impact of foreign currency exchange rate changes and hedging activities. We believe currency-neutral revenue, revenue per piece and operating profit information allows users of our financial statements to understand growth trends in our products and results. We evaluate the performance of our International Package and Supply Chain and Freight segments on this currency-neutral basis.

Currency-neutral revenue, revenue per piece and operating profit are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived amounts are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the period over period impact of foreign currency hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of currency fluctuations.

Free Cash Flow and Adjusted Capital Expenditures

We supplement the reporting of cash flows from operating activities with free cash flow, free cash flow excluding discretionary pension contributions and free cash flow plus principal repayments of capital lease obligations, non-GAAP liquidity measures. We believe these free cash flow measures are important indicators of how much cash is generated by regular business operations and we use it as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners. Additionally, we believe that adjusting capital expenditures for principal repayments of capital lease obligations more appropriately reflects the overall cash that we have invested in capital assets. We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities. Free cash flow excluding discretionary pension contributions adds back any discretionary pension contributions made during the period.

Reconciliation of GAAP and non-GAAP Income Statement Data
(in millions, except per share amounts):

Three Months Ended March 31, 2019

	As- Reported (GAAP)	Transformation Strategy Costs	As-Adjusted (non-GAAP)
Operating profit:
U.S. Domestic Package	$666	$28	$694
International Package	528	84	612
Supply Chain & Freight	200	11	211
Total operating profit	$1,394	$123	$1,517

Income before income taxes	$1,440	$123	$1,563

Income tax expense	$329	$30	$359

Net income	$1,111	$93	$1,204

Diluted earnings per share	$1.28	$0.11	$1.39

Note: Certain amounts may not compute due to rounding.

Reconciliation of GAAP and non-GAAP Revenue, Revenue Per Piece and Operating
Profit
(in millions, except per piece amounts):

Three Months Ended March 31
	2019 As- Reported (GAAP)	2018 As- Reported (GAAP)	% Change (GAAP)	Currency Impact	2019 Currency- Neutral (non-GAAP)	% Change (non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$6.49	$6.70	(3.1)%	$0.47	$6.96	3.9%
Export	28.78	28.87	(0.3)%	0.73	29.51	2.2%
Total International Package	$16.79	$16.99	(1.2)%	$0.59	$17.38	2.3%

Consolidated	$11.08	$10.97	1.0%	$0.09	$11.17	1.8%

Revenue:
U.S. Domestic Package	$10,480	$10,227	2.5%	$—	$10,480	2.5%
International Package	3,459	3,533	(2.1)%	117	3,576	1.2%
Supply Chain & Freight	3,221	3,353	(3.9)%	19	3,240	(3.4)%
Total revenue	$17,160	$17,113	0.3%	$136	$17,296	1.1%

	2019 As- Adjusted (non-GAAP)	2018 As- Reported (GAAP)	% Change (non-GAAP)	Currency Impact	2019 Currency- Neutral (non-GAAP)	% Change (non-GAAP)
Operating Profit:
U.S. Domestic Package	$694	$756	(8.2)%	$—	$694	(8.2)%
International Package	612	594	3.0%	(4)	608	2.4%
Supply Chain & Freight	211	170	24.1%	1	212	24.7%
Total operating profit	$1,517	$1,520	(0.2)%	$(3)	$1,514	(0.4)%

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of non-GAAP Liquidity Measures
(in millions):

Three Months Ended March 31

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash

Preliminary 2019
Cash flows from operating activities	$2,277
Cash flows used in investing activities	(1,416)
Cash flows used in financing activities	(695)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	9
Net increase in cash, cash equivalents and restricted cash	$175

Reconciliation of Adjusted Capital Expenditures and Free Cash Flow (non-GAAP measures)

Preliminary 2019

Cash flows from operating activities (GAAP)	$2,277
Capital expenditures	(1,514)
Principal repayments of capital lease obligations	(4)
Adjusted capital expenditures (non-GAAP measure)	$(1,518)
Proceeds from disposals of PP&E	4
Net change in finance receivables	10
Other investing activities	(16)
Adjusted free cash flow (non-GAAP measure)	$757

Certain prior year amounts have been classified to confirm to the current year presentation.